                                                                    EXHIBIT 99.1
                                                                    ------------


PEMBROKE, Bermuda--May 20, 1997--RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that it is contemplating filing a registration statement with the Securities and Exchange Commission for the sale of approximately 3,000,000 Common Shares in an underwritten secondary offering, subject to market conditions, at the request of the Company's initial institutional investors.
All of the Common Shares to be sold in the contemplated offering will be sold by the Company's initial institutional investors.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any Common Shares. Offers of Common Shares, if any, in connection with the contemplated offering shall be made only by means of a prospectus contained in a registration statement to be filed by the Company with the Securities and Exchange Commission.

RenaissanceRe Holdings Ltd., through its subsidiaries Renaissance Reinsurance Ltd. and Glencoe Insurance Ltd., is a global provider of insurance and reinsurance. The Company's principal product is property catastrophe reinsurance.


      CONTACT:    Keith S. Hynes                John D. Nichols, Jr.
                  Senior Vice President         Assistant Vice President
                  and Chief Financial Officer   and Treasurer
                  (441) 295-4513                (441) 295-4513



                                 #   #   #   #